Exhibit 10.5

Execution Version
ACV Capital Funding II LLC,
as Borrower
ACV Capital LLC,
as Servicer
and
Citibank, N.A.,
as Administrative Agent
Servicing Agreement
Dated June 20, 2024

ACV Capital - Servicing Agreement 4856-0301-1499 v8.docx
5510789

This Servicing Agreement (“Agreement”) is made and entered into as of June 20, 2024, between ACV Capital Funding II LLC, a Delaware limited liability company (“Borrower”), ACV Capital LLC, a Delaware limited liability company (“Servicer”), and Citibank, N.A. (“Administrative Agent”).
Recitals:
Whereas, pursuant to the terms of the Purchase and Sale Agreement, dated as of the date hereof (the “Purchase and Sale Agreement”), between the Borrower, as purchaser and the Servicer, as seller (the “Seller”), the Borrower has agreed to purchase from time to time certain Receivables and the related rights and assets owned by the Seller; and
Whereas, pursuant to the terms of this Agreement, the Servicer is willing to service such Receivables and such related rights and assets pursuant to the terms hereof.
Now, therefore, it is hereby agreed as follows:
Section 1.    Definitions.
The capitalized terms used herein which are not otherwise defined in this Agreement shall have the meanings assigned to them in the Revolving Credit and Security Agreement, dated as of June 20, 2024 (the “Credit Agreement”), by and among the Borrower, the funding agents from time to time parties thereto, the committed lenders from time to time parties thereto, the conduit lenders from time to time parties thereto, and the Administrative Agent.
Section 2.    Appointment of Servicer.
By this Agreement, the Borrower appoints Servicer, and Servicer accepts such appointment, to provide advice and services to the Borrower, in accordance with the terms and conditions of this Agreement. Servicer shall service all Receivables in accordance with the terms of this Servicing Agreement and not take any action that would be inconsistent in any way with the terms of any Backup Servicing Agreement.
Section 3.    Nature of Services.
Servicer shall perform the following services in the context of the Credit Agreement (the “Services”):
    Section 3.1.    Vehicle Title Administration. Servicer shall coordinate and manage all certificate of title documents for each Eligible Vehicle in accordance with the Servicing Standard. Servicer will physically hold the titles for the Eligible Vehicles in a secure location at its headquarters in Buffalo, New York, or such other location as the parties may agree.
    Section 3.2.    Collections. Servicer shall cause the Obligor of each Receivable to pay all Collections directly to the Master Servicing Account in accordance with the Servicing Standard,

this Agreement and the Portfolio Documents. The Servicer shall deposit into the Collection Account an amount equal to all Collections within two (2) Business Days of receipt thereof. In the event that Borrower, Servicer or an Affiliate of Borrower or Servicer receives any Collections directly from or on behalf of the Obligor thereof in a manner other than through a deposit into the Master Servicing Account or the Collection Account, such Person shall receive all such Collections in trust for the benefit of Administrative Agent as secured party hereunder, and Borrower, Servicer or such Affiliate shall promptly (and in any event within two (2) Business Days of its receipt and identification thereof) deliver such Collections to the Collection Account unless Administrative Agent shall have notified Borrower or Servicer to deliver (or cause to be delivered) directly to Administrative Agent all such Collections after the occurrence and during the continuance of an Event of Default, in which event all such Collections (in the form received) shall, if applicable, be endorsed by the applicable Person to Administrative Agent and delivered to Administrative Agent promptly upon such Person’s receipt thereof.
    Section 3.3.    Collateral Administration. Servicer shall keep accurate and complete records of the Collateral and all payments and collections thereon and shall submit to Administrative Agent such records on such periodic basis as Administrative Agent may request in its reasonable discretion. Servicer shall deliver to Administrative Agent the control of such transferable electronic record in accordance with Applicable Law, including the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction. Servicer shall deposit all proceeds of the Collateral to the Collection Account.
    Section 3.4.    Enforcement. With respect to any Receivable which is in default, Servicer shall undertake such servicing and collection actions permitted by and in accordance with the Servicing Standard, this Agreement and the Portfolio Documents and shall coordinate and manage all enforcement activities with respect to the Receivables, Collections and Collateral, including, without limitation, the use of outside legal counsel.
    Section 3.5.    Vehicle Repossession. Servicer shall coordinate all activities related to the repossession of vehicles securing the Receivables in accordance with the Servicing Standard and Applicable Law. If repossession of a vehicle becomes necessary for any account, Servicer will either repossess the vehicle itself or outsource repossession to a state-recognized and bonded repossession agent to be selected by Servicer, all in accordance with the Servicing Standard and Applicable Law.
    Section 3.6.    Inventory Audits. Servicer will perform inventory audits of Obligor’s lots to ensure collateral for the applicable Receivables is maintained at the lot until it is sold to a retail customer. The Servicer shall conduct at least one inventory audit for each Obligor in accordance with the Servicing Policy. Servicer may contract with one or more third parties for inventory audit services to be selected by Servicer.
    Section 3.7.    Reporting. Servicer shall prepare and deliver any reports or financial statements required pursuant to this Agreement, the Credit Agreement or any Backup Servicing Agreement.

    Section 3.8.    Other Duties. Servicer shall comply with such other duties and responsibilities as required of the Servicer by this Agreement and/or the Credit Agreement.
Where used in this Section 3, the “Servicing Standard” shall mean the prudent, customary and usual servicing standards for servicers servicing assets similar to the Receivables and, to the extent not inconsistent with the foregoing, exercised with a degree of skill and care consistent with the degree of skill and care that the Servicer exercises with respect to similar receivables, assets, and contracts owned or serviced by the Servicer and/or its affiliates and applying standards, policies and procedures consistent with the standards, policies and procedures that the Servicer applies with respect to similar receivables, assets and contracts owned or serviced by it.
Section 4.    Status of Servicer.
Servicer and the Borrower expressly agree that Servicer is an independent contractor, and all Services performed under this Agreement are performed by Servicer as an independent contractor. Servicer shall control the time, manner, and place of performance of the Services. The Servicer may not delegate its duties and obligations as Servicer without the prior written consent of the Administrative Agent.
Section 5.    Compliance with Rules and Policies.
The Servicer personnel performing Services hereunder shall observe all applicable rules and procedures of the Servicer, including compliance with cybersecurity, anti-money laundering, internal controls, disaster recovery and business continuity, information protection record retention, identity theft, and privacy policies (the “Policies”). The Servicer shall ensure that its personnel remain in compliance with such Policies during the term of this Agreement.
Section 6.    Term of Agreement; Resignation; Servicer Default.
    Section 6.1.    Term. This Agreement, and the Services to be performed under it, shall commence on the date this Agreement is executed by both parties, and shall continue thereafter for the term of the Credit Agreement unless terminated earlier by mutual agreement by the parties hereto and the Administrative Agent.
    Section 6.2.    Resignation. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that the performance of its duties hereunder is or becomes impermissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.1.
    Section 6.3.    Assignment. The Servicer may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent. Any attempted assignment in violation of this Section 6.3 is null and void. The Servicer acknowledges that all of the Borrower’s right, title and interest in, to and under this Agreement and each other document, agreement or instrument executed in connection herewith or therewith, constitutes part of the collateral pledged to the Administrative Agent, and that, pursuant to and subject to the limitations contained in, and the terms and conditions of, the Credit Agreement, the Borrower has assigned to the Administrative Agent all benefits, rights and remedies exercisable by the Borrower under this Agreement and each other document, agreement or instrument executed in connection herewith or therewith. Such assignment includes (x) all monies due and to become due to the Borrower from the Servicer, whether in connection with forwarding Collections or any expenses, costs, indemnities, or damages for the breach of this Agreement or otherwise and (y) all rights, remedies, powers, privileges and claims of the Borrower against the Servicer under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or as otherwise available at law or in equity). The Servicer acknowledges that the Administrative Agent shall have the right to enforce the Borrower’s rights and remedies under this Agreement to the extent permitted by the Credit Agreement (including, the right to give or withhold any consents or approvals of the Borrower to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to the Borrower’s assigns in the provisions of this Agreement which set forth such rights and remedies) and the Servicer agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies; provided, however, that the Administrative Agent shall not be obligated to perform any of the obligations of the Borrower under this Agreement. The Servicer further agrees to simultaneously give to the Administrative Agent copies of all notices and reports it is required to give to the Borrower hereunder.
    Section 6.4.    Servicer Default. Notwithstanding anything herein to the contrary, the Administrative Agent, upon written notice to the Servicer, may, in its sole discretion, terminate all of the rights and obligations of the Servicer as “Servicer” under this Agreement upon the occurrence of any of the following (each, a “Servicer Default”); provided that, in the case of clauses (f) and (g) below, such termination shall be deemed to have occurred automatically upon the occurrence of such event:
    (a)    any failure by the Servicer to make any payment, transfer or deposit into the Collection Account as required by this Agreement, which failure continues unremedied for a period of two (2) Business Days;
    (b)    any failure on the part of the Servicer to deliver the Monthly Report in accordance with the Credit Agreement;
    (c)    the occurrence of an Event of Default;
    (d)    any representation, warranty or certification made by the Servicer in any Facility Document or in any certificate delivered pursuant to any Facility Document shall prove to have been materially incorrect when made, which continues to be unremedied for a period of thirty (30) days;
    (e)     any failure by the Servicer to comply with any covenant in any Facility Document, which failure materially and adversely affects the interests of the Administrative Agent or the Lenders and remains unremedied for thirty (30) days after the Servicer shall have obtained actual knowledge thereof or received written notice thereof from the Administrative Agent;
    (f)    the Servicer shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by the Servicer seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under any Debtor Relief Law or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for the Servicer or all or substantially all of its assets; or the Servicer shall take any corporate, limited liability company or trust action to authorize any of such actions;
     (g) a case or other proceeding shall be commenced, without the application or consent of the Servicer in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of the Servicer, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for the Servicer or all or substantially all of its assets, or any similar action with respect to the Servicer under any Debtor Relief Law, and (i) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (ii) an order for relief in respect of the Servicer shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered; or
    (h)    the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of $1,000,000 individually or $2,500,000 in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than thirty (30) consecutive days without a stay of execution.
Section 7.    Appointment of Successor Servicer.
    Section 7.1.    Appointment. Upon resignation or termination of the Servicer pursuant to Section 6, the Administrative Agent may, in its sole discretion, assume or delegate the servicing, administering and collection of the Collateral; provided that, prior to any appointment of a successor Servicer (the “Successor Servicer”) hereunder, which for the avoidance of doubt may be the Administrative Agent or any Lender, Administrative Agent shall provide written notice to the Borrower. Such Successor Servicer shall accept its appointment by a written assumption or execution and delivery of a new servicing agreement, each in a form acceptable to the Administrative Agent. Until a Successor Servicer is appointed as set forth above, the Servicer shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity in accordance with Section 3 and (ii) as requested by the Administrative Agent in its sole discretion (A) terminate some or all of its activities as Servicer hereunder by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions reasonably requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof. The Servicer shall, at its own cost and expense, in a timely manner, cooperate with the Borrower, the Administrative Agent and such Successor Servicer in effecting the termination of the servicing responsibilities and rights hereunder and the transfer of the servicing functions and related files and documents, including without limitation, the transfer to such successor for administration by it of all cash amounts held by Servicer or thereafter received with respect to the Collateral Receivables.
    Section 7.2.    Successor Duties. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to collateral management functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided that the Successor Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Successor Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to pay any taxes required to be paid by the Servicer; provided that the Successor Servicer shall pay any income taxes for which it is liable, (iii) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (iv) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer.
Section 8.    Representations and Warranties of the Servicer.
The Servicer hereby represents and warrants to the Company, as of the date hereof, as follows:
    Section 8.1.    Formation. The Servicer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own its assets and to transact the business in which it is currently engaged, and is duly qualified to do business and is in good standing under the laws of each jurisdiction where the performance of this Agreement and any other Loan Document to which it is a party would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement, or on the validity or enforceability of this Agreement.
    Section 8.2.    Authorization. The Servicer has full power and authority to execute and deliver this Agreement and any other Loan Document to which it is a party and to perform all of its required obligations hereunder, and has taken all necessary action to authorize this Agreement and any other Loan Document to which it is a party on the terms and conditions hereof and thereof and the execution and delivery of this Agreement and any other Loan Document to which it is a party and the performance of all obligations required hereunder and thereunder applicable to the Servicer. No consent of any other Person, including, without limitation, members, managers, officers and creditors of the Servicer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by the Servicer in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been executed and delivered by a duly authorized officer of the Servicer, and this Agreement and any other Loan Document to which it is a party constitutes the valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject, as to enforcement, (A) to the effect of bankruptcy, insolvency, winding-up or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding-up or similar event applicable to the Servicer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).
    Section 8.3.    No Conflicts. The execution, delivery and performance of this Agreement will not violate any provision of any Applicable Law binding on the Servicer, or any order, judgment, award or decree of any court, arbitrator or Governmental Authority binding on the Servicer, or the certificate of formation or operating agreement of, or any securities issued by, the Servicer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Servicer is a party or by which the Servicer or any of its assets may be bound, the violation of which, in the case of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking, would have a Material Adverse Effect.
    Section 8.4.    Proceedings. There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the actual knowledge of the Servicer, threatened that, if determined adversely to the Servicer, would have a Material Adverse Effect.
    Section 8.5.    Accuracy of Information. All information, exhibits, financial statements, documents, books, records or reports relating to the Borrower or the Servicer furnished or to be furnished by the Servicer to the Borrower, Administrative Agent, the Backup Servicer or any Lender in connection with this Agreement are true, complete and correct in all material respects.
    Section 8.6.    Insolvency. The Servicer is not the subject of any insolvency proceeding or proceeding for the appointment of a receiver, trustee, liquidator or conservator. The Servicer is solvent and transactions under the Loan Documents to which the Servicer is a party do not and will not cause the Servicer to cease being solvent.
    Section 8.7.    Taxes. The Servicer has timely filed or caused to be timely filed (taking into account valid extensions of the time for filing) all tax returns required to be filed by it and has timely paid all Taxes due, except Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.
    Section 8.8.    Compliance with Laws. The Servicer has complied with all Applicable Law to which it may be subject, and no item of Collateral contravenes any Applicable Law in each case, except for instances of non-compliance or contravention that could not reasonably be expected to have a Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

    Section 8.9.    Anti-Corruption Laws; Sanctions. The Servicer is conducting and will continue to conduct its business in compliance with Anti-Corruption Laws. The Servicer has implemented, maintained, and will continue to maintain in effect policies and procedures to ensure compliance by the Servicer and its directors, officers, employees, and agents, with Anti-Corruption Laws. Neither the Servicer nor its parent, or any of their respective directors, officers, or employees, or to the knowledge of the Servicer, the affiliates or agents of the Servicer or any of their subsidiaries, is a Sanctioned Person, or located, organized, or resident in a Sanctioned Jurisdiction.
    Section 8.10.    Anti-Money Laundering. The operations of the Servicer are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, as amended, the applicable money laundering statutes of all jurisdictions where the Servicer conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Servicer with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Servicer, threatened.
Section 9.    Compensation; Expenses; Indemnification.
    Section 9.1.    Servicing Fee. Servicer will be entitled to payment by Borrower on a monthly basis of a “servicing fee” for the performance for services. “Servicing Fee” shall mean, for each calendar month, an aggregate amount equal to one-twelfth multiplied by an amount equal to two percent (2.0%) of the average daily Receivable Balance of the Receivables owned by Borrower during such month, unless otherwise agreed to by Administrative Agent in its sole discretion. The foregoing servicing fee shall be paid solely to the extent of funds available pursuant to Section 9.01 of the Credit Agreement.
    Section 9.2.    Reimbursement of Expenses. Servicer shall not be entitled to reimbursement of expenses except as agreed by the parties.
    Section 9.3.    Servicer Indemnification. Without limiting any other rights which the Borrower or any Indemnified Party (as defined in the Credit Agreement) may have hereunder or under Applicable Law (including the right to recover damages for breach of contract), the Servicer hereby agrees to indemnify the Borrower and each Indemnified Party from and against any and all damages, losses, claims, liabilities, penalties, and related costs and expenses (including reasonable attorneys’ fees and court costs) that may be incurred by or asserted or awarded against any Indemnified Party (all the foregoing being collectively referred to as “Indemnified Amounts”) suffered or sustained by reason of the breach by Servicer of its representations, warranties or covenants under this Agreement or any other agreement, instrument, or document executed in connection with this Agreement, including the failure to be in material compliance with Applicable Law, or by reason of the Servicer’s fraud, gross negligence or willful misconduct in the performance of its duties under this Agreement; provided, however, that the Servicer shall not be required to indemnify the Borrower or any Indemnified Party for any Indemnified Amounts (A) arising due to the deterioration in the credit quality or market value of the Receivables to the extent that such credit quality or market value was not misrepresented in any material respect by the Servicer or any of its Affiliates and such deterioration was not caused by any action of the Servicer, (B) arising from the failure of any Obligor to pay amounts due and owing under any Collateral Receivable, or (C) to the extent that a court having competent jurisdiction shall have determined by a final judgment (not subject to further appeal) that such Indemnified Amounts resulted from (i) the fraud, gross negligence or willful misconduct of such Indemnified Party or (ii) a material breach of any Facility Document by such Indemnified Party..
Section 10.    General Provisions.
    Section 10.1.    Notices. Any notices to be given under this Agreement shall be in writing, hand delivered or sent by express carrier, or by registered or certified mail, postage prepaid, return receipt requested, or by telegram or facsimile, followed by a confirmation letter sent as provided above, addressed to such party as follows:
Notices to the Borrower:
ACV Capital Funding II LLC
640 Ellicott St., Suite 321
Buffalo, NY 14203
Attn.: Michael Mohr
With a copy to: The Legal Department
Notices to Servicer:
ACV Capital LLC
640 Ellicott St., Suite 321
Buffalo, NY 14203
Attn.: Michael Mohr
With a copy to: The Legal Department
Notices to Administrative Agent:
Citibank, N.A.
1 Penns Way, Ops 2 Floor 2
New Castle, DE 19720
Attention: Citi Global Loans / Conduit Operations
Telephone: 302-323-5492
Email: conduitoperations@citi.com

With a copy to:

Citibank, N.A.

388 Greenwich Street, 6th Floor Trading
New York, NY 10013
Attention: Citi Global ABS Financing & Securitization
Telephone: 212-723-3716
Email: CitiABSLendingNotices@citi.com
Notices sent in accordance with this Section shall be deemed effective on the date of receipt. Any changes in the information set forth in this Section shall be upon notice to the other party delivered in the manner set forth above.
    Section 10.2.    Entire Agreement. This Agreement constitutes the entire understanding between the parties, and supersedes all prior agreements and negotiations, whether oral or written with respect to the subject matter of this Agreement. No supplement, modification, or waiver of this Agreement shall be binding unless in writing and executed by all parties to this Agreement.
    Section 10.3.    Assignment; Binding Effect. Neither this Agreement nor any rights, benefits, or obligations under it may be assigned by any party to this Agreement without the prior express written consent of the other party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon all of the parties to this Agreement and their respective executors, administrators, successors, and permitted assigns.
    Section 10.4.    Severability. In the event any of the provisions of this Agreement are found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not be affected.
    Section 10.5.    Construction. The headings of the Sections contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The parties have been advised by counsel in connection with this Agreement. This Agreement shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against either party, and as a whole, giving effect to all of the terms, conditions, and provisions of this Agreement.
    Section 10.6.    Governing Law; Jurisdiction, Venue.
    (a)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
    (b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
    (c)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 10.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
    (d)    Each of the parties hereto waives personal service of process and irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
    Section 10.7.    Counterparts; Place of Execution. The parties hereto agree that this Agreement, and any other documents to be delivered in connection herewith and therewith, may be electronically signed, that any digital or electronic signatures (including Portable Document Format (PDF), facsimile or electronically imaged signatures provided by DocuSign or similar service) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Agreement and such other documents may be made by facsimile, email or other electronic transmission. Delivery of an executed counterpart of a signature page of this Agreement in a PDF shall be effective as delivery of a manually executed original counterpart of this Agreement. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement hereto shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Agreement has been negotiated and entered into in, and the obligations of the parties to this Agreement are to be performed primarily in Erie County, New York, regardless of the place of execution of any of such counterparts.
    Section 10.8.    No Third-Party Benefit. Nothing contained in this Agreement shall be deemed to confer any right or benefit on any person who is not a party to this Agreement.
    Section 10.9.    Non-Petition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, by entering into this Agreement hereby agrees that it will not institute any petition against the Borrower under the Bankruptcy Code or any other Debtor Relief Law so long as any Obligations shall be outstanding or there shall not have elapsed one year plus one day since the payment of all Obligations. This Section 10.9 shall survive the termination of this Agreement and any termination of the Servicer under this Agreement.
[Signatures on Following Page]

In Witness Whereof, the parties have executed this Agreement as of the date first written above.
ACV Capital Funding II LLC
By:    ACV Capital LLC, as Member
By:
Name:
Title:
ACV Capital LLC
By:
Name:
Title:
Citibank, N.A., as Administrative Agent
By:
Name:
Title:
[Signature Page to Servicing Agreement]